Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

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Registration statement on Form S-8 (No. 333-117860) pertaining to the salesforce.com, inc. 1999 Stock Option Plan , 2004 Equity Incentive Plan, 2004 Outside Directors Stock Plan and the 2004 Employee Stock Purchase Plan,

•	Registration statement on Form S-8 (No. 333-123656) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•	Registration statement on Form S-8 (No. 333-134467) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2006 Inducement Equity Incentive Plan,

•	Registration statement on Form S-8 (No. 333-143161) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•	Registration statement on Form S-8 (No. 333-151180) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•	Registration statement on Form S-8 (No. 333-159554) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan and 2006 Inducement Equity Incentive Plan,

•	Registration statement on Form S-8 (No. 333-167190) pertaining to the salesforce.com, inc. 2004 Equity Incentive Plan,

•

Registration statement on Form S-8 (No. 333-174209) pertaining to the salesforce.com, inc 2004 Equity Incentive Plan, 2006 Inducement Equity Incentive Plan and Radian6 Technologies Inc. Third Amended and Restated Stock Option Plan,

•	Registration Statement on Form S-3 (No. 333-174541) and related prospectus for the registration of 436,167 shares of common stock,

•	Registration statement on Form S-8 (No. 333-177018) pertaining to the salesforce.com, inc. 2006 Inducement Equity Incentive Plan and Assistly, Inc. 2009 Stock Plan,

•	Registration statement on Form S-8 (No. 333-178606) pertaining to the Model Metrics, Inc. 2008 Stock Plan, and

•	Registration statement on Form S-8 (No. 333-179317) pertaining to the 2Catalyze, Inc. Second Amended 2008 Stock Option Plan;

of our reports dated March 9, 2012, with respect to the consolidated financial statements and schedule of salesforce.com, inc., and the effectiveness of internal control over financial reporting of salesforce.com, inc. included in this Annual Report (Form 10-K) of salesforce.com, inc. for the year ended January 31, 2012.

/s/    ERNST & YOUNG LLP

San Jose, California

March 9, 2012